                      New England Business Service, Inc.
                Statement Re Computation of Per Share Earnings
                     (In Thousands Except Per Share Data)


                                  Exhibit 11
                                  ----------

                                                      Year Ended
                                                     June 30, 1995
                                             ------------------------------
                                                                  Fully
                                               Primary           Diluted
                                             ----------       -------------
Shares
------
Weighted Average Shares
     of Common Stock                             15,245              15,245

Add:
     Common Stock Equivalents
          in the form of Stock Options              118 (1)             155(1)
                                             ----------       -------------
Weighted Average Common Stock
     and Common Stock Equivalents                15,363              15,400
                                             ==========       =============
Earnings
--------
Earnings per Consolidated
     Statement of Income                      $  16,298           $  16,298
                                             ==========       =============

Earnings per Share                            $    1.06           $    1.06
                                             ==========       =============

(1) Amount considered immaterial for inclusion in earnings per share calculation as defined in Accounting Principles Board Opinion No. 15.